TRITON ENERGY CORPORATION

AMENDED AND RESTATED

1986 CONVERTIBLE DEBENTURE PLAN





	1.	Purpose.  This plan, which will be known as the Triton
Energy Corporation Amended and Restated 1986 Convertible
Debenture Plan (the "Plan"), is intended to promote the interests of Triton Energy Corporation (the "Company") and its stockholders by allowing certain senior key executives
(including directors who are employees) and consultants
(individually, a "Purchaser" and collectively, the "Purchasers") of the Company and its subsidiaries the opportunity to acquire an equity interest in the Company by means of investing in the Company's variable interest rate subordinated Debentures (the
"Debentures") which are convertible into shares of common stock of the Company (the "Common Stock"), thereby giving such senior key executives and consultants added incentive to work toward the continued growth and success of the Company. The Company's
Board of Directors (the "Board") also contemplates that the Plan will enable the Company and its subsidiaries to continue to compete effectively for the services of management personnel needed for the continued growth and success of the Company.



	2.	Administration.  The Plan shall be administered by the
Compensation Committee of the Board (the "Committee"), which shall consist of not fewer than three members, each of whom shall qualify as a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3"), under the Securities Exchange Act of
1934, as amended (the "Exchange Act"), if and as such Rule is then in effect. Debentures may not be sold to any member of the Committee during the term of his membership on the Committee.



	Subject to the provisions of the Plan and to the provisions of an Indenture, the Committee shall interpret the Plan and the Debentures sold under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Debentures in the manner and to the extent the Committee deems desirable to administer the Plan or the Debentures.



	With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.



	3.	Issuance of the Debentures.  The Debentures are to be issued pursuant to an Indenture and any supplemental Indenture thereto
(collectively, an "Indenture"). The Debentures are to be issued in series; each series may be issued under a separate Indenture, or two or more series may be issued under a single Indenture.
Each series will be due not earlier than seven years from the date of issuance, or such earlier date as the Company redeems a series of Debentures or prepays an individual Debenture (with respect to such series or individual Debenture, the "Due Date").
 The Committee may extend the term of a series for any period of time from seven years up to ten years as determined by the Committee without shareholder approval, as set forth in the Indenture for that series. The Debentures shall be issuable in such form and denominations as the Committee may from time to time approve.



	4.	General Terms and Conditions of the Debentures.  The
Debentures will be convertible into fully paid and nonassessable shares of Common Stock of the Company at any time after a date set by the Committee (the "Conversion Date") from the date of issuance until the close of business on the Due Date, at the conversion price in effect at the time of conversion.
Individual Debentures may have Conversion Dates which vary from one to three years from the date of issuance. The Committee may at any time, or from time to time, accelerate (but not delay) the Conversion Date.



	If a Purchaser's employment or association with the Company is terminated for any reason other than death, disability, retirement or for cause, the Purchaser's Debenture may be converted (to the extent convertible on the date of such termination or, if the Committee, in its discretion, has accelerated the Conversion Date, to the extent convertible following such acceleration) at any time within three months after such termination, unless the Committee agrees, in its sole discretion, to further extend the Conversion Date of such Debenture; provided that the term of any such Debenture shall not be extended beyond its initial term. If a Purchaser's employment or association with the Company is terminated due to death, disability or retirement, the Purchaser's Debenture may be converted (to the extent convertible on the date of death, disability or retirement or, if the convertibility of such Debenture has been accelerated, to the extent convertible following such acceleration) at any time within one year from the date of termination, unless the Committee agrees, in its sole discretion, to further extend the Conversion Date of such Debenture; provided that the term of any Debenture shall not be extended beyond its initial term. If the Purchaser is discharged from the Company for cause, he may not convert the Debenture after discharge. The Company will prepay any Debenture, the conversion privilege of which so terminates.



	The Committee may, in its discretion, agree that Debentures are transferable by the Purchaser to members of his immediately family (i.e., parents, children, grandchildren or spouse), trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.



	Except as may be agreed upon by the Committee in accordance with the immediately preceding paragraph, a Debenture may not be sold, assigned, transferred, pledged (except as provided below) or otherwise hypothecated other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974 as amended.



	Notwithstanding the provisions of the previous two paragraphs, in certain cases Purchasers may pledge Debentures as security for loans which will provide all or part of the financing necessary to purchase the Debentures, and such pledges may be made without the Company's consent by providing the Company with written notice of the pledge. The conversion right of any Debenture shall be exercisable only by the Purchaser, his estate or the beneficiaries of such estate.



	If a Purchaser pledges a Debenture in the permitted manner described above, the conversion privilege will not be exercisable during such time as the Debenture is pledged. Upon notice from the Purchaser and the lender to which the Debenture was pledged that the obligation has been discharged, the conversion privilege will again be exercisable. If a Purchaser sells, assigns, transfers, pledges (except pledges requiring only written notice to the Company) or otherwise hypothecates a Debenture without the Company's consent, the conversion right will permanently cease to exist. Should the conversion right of a Debenture so terminate, the Company has the option, but not the obligation, to prepay that Debenture.



	5.	Authorized Amount of Debentures.  The Company may issue an
unlimited aggregate principal amount of all Debentures;
provided, however, that the number of shares of Common Stock into which such Debentures may be converted shall not exceed
1,000,000 shares (subject to appropriate adjustment in the event of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like).



	6.	Effective Date.  The Plan, as originally adopted, became
effective as of November 6, 1986, subject to approval by the holders of a majority of the shares of voting stock of the Company represented at the Annual Meeting of Shareholders of the Company held during 1986. The Plan, as amended and restated, is subject to approval by the holders of a majority of the shares of voting stock of the Company represented at the Annual Meeting of Shareholders of the Company to be held during 1993, and shall expire when all of the Company's obligations with respect to all of the outstanding Debentures have been discharged.



	7.	Eligible Employees.  The Committee shall have authority to
sell Debentures to senior key executives (which may include directors who are employees) of and consultants to the Company or any subsidiary of the Company who have a material and direct effect upon the Company's operations as may be selected by the Committee. As used in the Plan, (i) the term "subsidiary" shall have the meaning ascribed to it in Section 424 of the Code and
(ii) the term "consultant" shall mean any person performing services for the Company or any subsidiary of the Company, with or without compensation, to whom the Committee chooses to sell
Debentures in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital-rasing transaction.



	8.	Sales Price of Debentures.  The Debentures shall be sold by
the Company at face value plus any accrued interest to the date of sale. The Committee shall make a good faith determination that the fair value of a Debenture at the time of sale is equal to its face value. In the event that the Internal Revenue
Service determines that the value of a Debenture at the time of sale exceeded its face value and if (a) the Company receives a tax benefit as a result of that determination and (b) the Purchaser is taxed to the extent of the excess, then the Company will pay to the Purchaser as compensation the lesser of the Company's tax benefit with respect to the Purchaser or the Purchaser's tax liability resulting from such determination, provided the Purchaser has contested the imposition of such liability in a manner which the Company determines to be appropriate under the circumstances.



	9.	Conversion Price.  The price at which shares of Common Stock shall be delivered upon conversion of a series of Debentures
(the "conversion price") shall be set by the Committee (and thereafter adjusted as provided in the Indenture); provided, however, that the conversion price shall not be less than 100% of the last reported sales price of the Company's Common Stock on the date prior to the date the Committee authorizes the issuance of such series of Debentures, as shown on the New York
Stock Exchange Composite Transactions.



	10.	Amendment and Discontinuance.  The Committee may amend,
suspend or terminate the Plan; provided, however, that no amendment, suspension or termination of the Plan may, without the consent of the holder of a Debenture, terminate his Debenture or adversely affect his rights under the Debenture in any material respect.



	11.	Delivery of Promissory Notes in Payment of Debentures.  The
Committee may authorize Purchasers to purchase Debentures by delivery of a promissory note to the Company in payment of all or a part of the purchase price of the Debentures. Such promissory notes shall provide for full recourse against the Purchaser and shall have provisions for collateral, which may include the Debentures, payment of interest, repayment of principal and such other terms and conditions as the Committee deems advisable.



	12.	Other Provisions.



		12.1 The Purchaser of a Debenture shall not be entitled to any rights as a stockholder of the Company until such Purchaser has exercised the conversion privilege contained in the Debenture.



		12.2 No Debenture shall be construed as limiting any right which the Company or any subsidiary of the Company may have to terminate at any time, with or without cause, the employment of a Purchaser to whom a Debenture has been sold.



		12.3 Notwithstanding any provision of the Plan, the Indenture or the terms of any Debenture sold pursuant to the Plan, (i) the Company shall not be required to issue any Debentures hereunder if such issuance would, in the judgment of the Board or the Committee, constitute a violation of any state or Federal Law, or of the rules or regulations of any governmental regulatory body and (ii) any amount of interest paid or payable on a Debenture which exceeds the amount legally payable to a Purchaser under the applicable usury laws will be paid by the Company as compensation to the Purchaser.



		12.4 Each Debenture purchased under this Plan shall be granted on the condition that the purchase of said Debenture and the conversion thereof into Common Stock of the Company by the holder of said Debenture shall be for the investment purposes and not with a view to resale or distribution. The Company may require the Debentures and any shares of the Company's Common
Stock received upon conversion thereof to bear such restrictive legends as the Company and its counsel deem appropriate.



		12.5 The Company will not voluntarily claim the benefit of any usury law against Debentureholders and will resist any effort to compel it to do so.



	13.	Registration of Common Stock.  The Company shall use its
best efforts to register the offering of the Common Stock issuable upon conversion of the Debentures pursuant to the Securities Act of 1933, as amended, and appropriate state blue sky laws prior to the time the Debentures become convertible into Common Stock.



	IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the _______ day of ____________, 1994.





                     							TRITON ENERGY CORPORATION



                     							By:   //  Robert B. Holland, III
                                ----------------------------
                        								Robert B. Holland, III
                        								Sr. Vice President, General Counsel
                        								and Secretary



ATTEST:



     //  Tamera D. Gibson
- ---------------------------------
Tamera D. Gibson, Asst. Secretary